Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad/Graphics Reports First Quarter 2013 Results

Company Reports Results In Line with Expectations, Reaffirms 2013 Guidance

Highlights:

•	Generated first quarter net sales of $1.1 billion.

•	Achieved first quarter Adjusted EBITDA of $114 million.

•	Produced $120 million in first quarter Recurring Free Cash Flow.

•	Completed the acquisition of Vertis Holdings, Inc. ("Vertis") on January 16, 2013.

•	Reaffirms 2013 annual guidance of $4.8 billion to $5.0 billion in revenue, $580 million to $610 million in Adjusted EBITDA, and Recurring Free Cash Flow in excess of $360 million.

SUSSEX, WI, May 7, 2013 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad/Graphics” or the “Company”) today reported results for its first quarter ending March 31, 2013. The reported results include Vertis from the day of acquisition on January 16, 2013. With the exception of certain debt ratios, prior year financial results do not include the acquisition of Vertis.

“Our first quarter results were in line with our expectations and we reaffirm our previously released 2013 annual guidance,” said Joel Quadracci, Quad/Graphics Chairman, President & CEO. “In addition, we are pleased with our progress to date on the integration of Vertis. Our integration team has been focused on cost-savings initiatives and improving the overall efficiency and productivity of our platform, while also ensuring we continue to serve our clients well. Going forward, we remain focused on improving productivity; maintaining a strong and flexible balance sheet; investing in our existing business as well as pursuing profitable investment opportunities; and creating long-term value for our shareholders.”

Net sales for the first quarter 2013 were $1.1 billion versus $990 million for the same period in 2012. First quarter 2013 Adjusted EBITDA was $114 million compared to $126 million for the same period in 2012, and Adjusted EBITDA margin was 10.1% compared to 12.7% for the same period in 2012. Recurring Free Cash Flow was $120 million versus $107 million for the same period in 2012.

“As expected, our Adjusted EBITDA margin was 10.1%. This reflects Vertis' lower margin profile; continued pressure on Vertis' margins due to pre-acquisition financial challenges, including its bankruptcy filing; the seasonality of Vertis' business, which has volumes and profitability more heavily weighted in the back half of the year; and ongoing industry pricing pressures,” said John Fowler, Quad/Graphics Executive Vice President and Chief Financial Officer. “The $160 million increase in debt during the quarter is attributable to the $237 million in net cash paid for the Vertis acquisition. Our leverage ratio of 2.54x is in line with our expectations for the quarter. We continue to believe that operating in the 2.0x to 2.5x leverage range is the appropriate target, but at times, like this quarter, we may go above that range given economic changes, working capital seasonality, timing of investments like Vertis, and growth opportunities. We remain confident in our annual guidance, including strong, sustainable Recurring Free Cash Flow in excess of $360 million, which will allow us to continue to pay down debt and drive future value.”

Quarterly Conference Call
Quad/Graphics (NYSE: QUAD) will hold a conference call at 10 a.m. ET / 9 a.m. CT on Wednesday, May 8, to discuss first quarter 2013 results. To access the conference call, it is recommended that you listen via computer at: http://us.meeting-stream.com/quadgraphics_050813.

If for any reason you are unable to stream, you can listen to the audio via the telephone by calling:

•	Toll-Free: (877) 217-9946 (US/Canada)

•	Toll: (702) 696-4824 (International)

•	Conference ID: 45757648

The replay will be available for 30 days following the conference call. To access the replay via phone, please call (855) 859-2056 or (404) 537-3406 and enter the Conference ID number 45757648. To access the replay via the internet, please use the following link: http://us.meeting-stream.com/quadgraphics_050813. Registration is required for replay.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company's future results, financial condition, goals, strategies, revenue, earnings, free cash flow, margins, prospects and/or outlook and are indicated by words or phrases such as “anticipate,” “estimate,” “expect,” “project,” “believe” and similar words or phrases. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company's expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of significant overcapacity in the highly competitive commercial printing industry, which creates downward pricing pressure and fluctuating demand for printing services; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of electronic media and similar technological changes including digital substitution by consumers; the impact of changing future economic conditions; the failure to renew long-term contracts with clients on favorable terms or at all; the failure of clients to perform under long-term contracts due to financial or other reasons or due to client consolidation; the failure to successfully identify, manage, complete and integrate acquisitions and investments, including the integration of the operations of Vertis Holdings, Inc.; the impact of changes in postal rates, service levels or regulations; the impact of fluctuations in costs and the availability of raw materials; the impact of increased business complexity as a result of the Company's entry into additional markets; the impact of regulatory matters and legislative developments or changes in laws, including changes in privacy and environmental laws; the ability of the Company to make the significant capital expenditures needed to remain technologically and economically competitive; the impact on Quad/Graphics class A common shareholders of a limited active market for Quad/Graphics common stock and the inability to independently elect directors or control decisions due to the class B common stock voting rights; and the other risk factors identified in the Company's most recent Annual Report on Form 10-K, as such may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except as required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Quad/Graphics
Quad/Graphics (NYSE: QUAD), a leading global printer and media channel integrator, is redefining print in today's multichannel media world by helping marketers and publishers capitalize on print's ability to complement and connect with other media channels. With consultative ideas, worldwide capabilities, leading-edge technology and single-source simplicity, Quad/Graphics has the resources and knowledge to help its clients maximize the revenue they derive from their marketing spend through channel integration, and minimize their total cost of production and distribution through a fully integrated national distribution network. The Company provides a diverse range of print solutions, media solutions and logistics services from multiple locations throughout North America, Latin America and Europe.

Investor Relations Contact:
Kelly Vanderboom
Vice President & Treasurer, Quad/Graphics
414-566-2464
Kelly.Vanderboom@qg.com

Media Contact:
Claire Ho
Director of Corporate Communications, Quad/Graphics
414-566-2955
Claire.Ho@qg.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2013 and 2012
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2013	2012
Net sales	$1,129.5	$989.6

Cost of sales	909.8	772.9
Selling, general and administrative expenses	105.9	92.0
Depreciation and amortization	88.8	84.6
Restructuring, impairment and transaction-related charges	25.9	38.2
Total operating expenses	1,130.4	987.7

Operating income (loss) from continuing operations	$(0.9)	$1.9

Interest expense	21.9	21.4

Loss from continuing operations before income taxes and equity in earnings of unconsolidated entities	(22.8)	(19.5)

Income tax benefit	(8.5)	(33.8)

Earnings (loss) from continuing operations before equity in earnings of unconsolidated entities	(14.3)	14.3

Equity in earnings of unconsolidated entities	0.2	1.1

Net earnings (loss) from continuing operations	$(14.1)	$15.4

Loss from discontinued operations, net of tax (1)	—	(3.2)
Gain on disposal of discontinued operations, net of tax	—	35.3

Net earnings (loss)	$(14.1)	$47.5

Net (earnings) loss attributable to noncontrolling interests	0.1	(0.1)

Net earnings (loss) attributable to Quad/Graphics common shareholders	$(14.0)	$47.4

Earnings (loss) per share attributable to Quad/Graphics common shareholders:
Basic:
Continuing operations	$(0.31)	$0.33
Discontinued operations	—	0.68
Earnings (loss) per share attributable to Quad/Graphics common shareholders	$(0.31)	$1.01

Diluted:
Continuing operations	$(0.31)	$0.33
Discontinued operations	—	0.68
Earnings (loss) per share attributable to Quad/Graphics common shareholders	$(0.31)	$1.01

Weighted average number of common shares outstanding:
Basic	46.8	46.8
Diluted	46.8	46.9
______________________________

(1)	Includes the results of the Canadian operations prior to the March 1, 2012 sale. Net earnings (loss) from continuing operations and its components exclude the Canadian operations.

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2013 and December 31, 2012
(in millions)
(UNAUDITED)

	March 31, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$24.2	$16.9
Receivables, less allowances for doubtful accounts	661.8	585.1
Inventories	291.5	242.9
Prepaid expenses and other current assets	48.9	74.6
Deferred income taxes	65.1	55.7
Short-term restricted cash	11.7	14.8
Total current assets	1,103.2	990.0

Property, plant and equipment—net	2,012.9	1,926.4
Goodwill	768.2	768.6
Other intangible assets—net	232.3	229.9
Long-term restricted cash	44.6	45.7
Equity method investments in unconsolidated entities	67.1	72.0
Other long-term assets	65.7	66.3
Total assets	$4,294.0	$4,098.9

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$376.8	$285.8
Amounts owing in satisfaction of bankruptcy claims	2.6	9.3
Accrued liabilities	323.3	334.0
Short-term debt and current portion of long-term debt	118.3	113.3
Current portion of capital lease obligations	11.1	10.4
Total current liabilities	832.1	752.8

Long-term debt	1,366.8	1,211.7
Unsecured notes to be issued	19.6	23.8
Capital lease obligations	14.1	15.3
Deferred income taxes	365.3	363.9
Other long-term liabilities	487.5	495.7
Total liabilities	3,085.4	2,863.2

Quad/Graphics common stock and other equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	975.4	985.6
Treasury stock, at cost	(263.4)	(279.3)
Retained earnings	558.5	588.1
Accumulated other comprehensive loss	(63.5)	(60.4)

Quad/Graphics common stock and other equity	1,208.4	1,235.4

Noncontrolling interests	0.2	0.3

Total common stock and other equity and noncontrolling interests	1,208.6	1,235.7

Total liabilities and shareholders' equity	$4,294.0	$4,098.9

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2013 and 2012
(in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2013	2012
OPERATING ACTIVITIES
Net earnings (loss)	$(14.1)	$47.5
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	88.8	84.6
Impairment charges	3.7	8.4
Deferred income taxes	(8.0)	(13.5)
Gain on disposal of discontinued operations, net of tax	—	(35.3)
Other non-cash adjustments to net earnings (loss)	10.9	4.7
Changes in operating assets and liabilities—net of acquisitions	40.1	14.2

Net Cash Provided by Operating Activities	121.4	110.6

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(28.3)	(21.6)
Cost investment in unconsolidated entities	(0.3)	(18.1)
Proceeds from the sale of property, plant and equipment	5.4	2.4
Transfers from restricted cash	4.2	7.5
Deposit refunded related to business exchange transaction	—	50.0
Purchase price payments on business exchange transaction	—	(4.2)
Acquisition of Vertis—net of cash acquired	(237.4)	—
Acquisition of other businesses—net of cash acquired	(1.5)	(6.6)

Net Cash (Used in) Provided by Investing Activities	(257.9)	9.4

FINANCING ACTIVITIES
Payments of long-term debt	(10.2)	(4.5)
Payments of capital lease obligations	(2.6)	(13.4)
Borrowings on revolving credit facilities	487.2	40.2
Payments on revolving credit facilities	(314.4)	(116.0)
Bankruptcy claim payments on unsecured notes to be issued	(4.2)	(7.4)
Proceeds from issuance of common stock	0.5	—
Payment of cash dividends	(14.0)	(11.7)

Net Cash Provided by (Used in) Financing Activities	142.3	(112.8)

Effect of exchange rates on cash and cash equivalents	1.5	(5.7)

Net Increase in Cash and Cash Equivalents	7.3	1.5

Cash and Cash Equivalents at Beginning of Period	16.9	25.6

Cash and Cash Equivalents at End of Period	$24.2	$27.1
The condensed consolidated statements of cash flows include the cash flows of the Canadian operations prior to the March 1, 2012 sale.

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three Months Ended March 31, 2013 and 2012
(in millions)
(UNAUDITED)

	Net Sales	Operating Income/(Loss)	Restructuring, Impairment and Transaction-Related Charges
Three months ended March 31, 2013
United States Print and Related Services	$1,009.2	$22.1	$15.7
International	120.3	0.5	1.1
Total operating segments	1,129.5	22.6	16.8
Corporate	—	(23.5)	9.1
Total	$1,129.5	$(0.9)	$25.9

Three months ended March 31, 2012
United States Print and Related Services	$863.3	$33.7	$14.3
International	126.3	(8.2)	10.5
Total operating segments	989.6	25.5	24.8
Corporate	—	(23.6)	13.4
Total	$989.6	$1.9	$38.2

Results from the Canadian operations sold on March 1, 2012 are excluded from the segment financial information presented above.

Restructuring, impairment and transaction-related charges are included in Operating Income/(Loss) above.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin
For the Three Months Ended March 31, 2013 and 2012
(in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2013	2012
Net earnings (loss) attributable to Quad/Graphics common shareholders	$(14.0)	$47.4

Interest expense	21.9	21.4
Income tax benefit	(8.5)	(33.8)
Depreciation and amortization	88.8	84.6

EBITDA (Non-GAAP)	$88.2	$119.6
EBITDA Margin (Non-GAAP)	7.8%	12.1%

Restructuring, impairment and transaction-related charges (1)	25.9	38.2
Loss from discontinued operations, net of tax	—	3.2
Gain on disposal of discontinued operations, net of tax	—	(35.3)

Adjusted EBITDA from continuing operations (Non-GAAP)	$114.1	$125.7
Adjusted EBITDA Margin from continuing operations (Non-GAAP)	10.1%	12.7%
______________________________

(1)	Operating results from continuing operations for the three months ended March 31, 2013 and 2012 were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended March 31,
	2013	2012
Employee termination charges (a)	$3.4	$10.4
Impairment charges (b)	3.7	8.4
Transaction-related charges (c)	3.0	1.5
Integration costs (d)	5.4	11.9
Gain on collection of note receivable (e)	—	(2.4)
Other restructuring charges, net (f)	10.4	8.4
Restructuring, impairment and transaction-related charges from continuing operations	$25.9	$38.2
______________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and involuntary separation programs.

(b)	Impairment charges were for certain buildings and equipment no longer being utilized in production as a result of facility consolidations.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of the acquired companies.

(e)
Gain on the collection of a note receivable for the three months ended March 31, 2012 was related to a settlement of a disputed pre-acquisition Worldcolor note receivable. These non-recurring gains were excluded from the calculation of Adjusted EBITDA.

(f)	Other restructuring charges, net, were primarily from costs to maintain and exit closed facilities, as well as lease exit charges.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow and Adjusted Diluted Earnings Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
RECURRING FREE CASH FLOW
For the Three Months Ended March 31, 2013 and 2012
(in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2013	2012
Net cash provided by operating activities	$121.4	$110.6

Add back non-recurring payments:
Restructuring payments, net (1)	20.2	16.3
Worldcolor bankruptcy payments	6.9	2.0

Recurring cash flows provided by operating activities	148.5	128.9

Less: purchases of property, plant and equipment	(28.3)	(21.6)

Recurring Free Cash Flow	$120.2	$107.3
______________________________

(1)
Restructuring payments are shown net of cash receipts related to non-recurring restructuring transactions. For the three months ended March 31, 2012, restructuring payments were $31.0 million (consisting of $30.1 million in payments for continuing operations and $0.9 million for Canadian discontinued operations) and were reduced for a $14.7 million non-recurring collection of a disputed pre-acquisition Worldcolor note receivable.

Recurring Free Cash Flow includes the cash flows of the Canadian operations prior to the March 1, 2012 sale.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow and Adjusted Diluted Earnings Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
Adjusted Diluted Earnings Per Share
For the Three Months Ended March 31, 2013 and 2012
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2013	2012
Loss from continuing operations before income taxes and equity in earnings of unconsolidated entities	$(22.8)	$(19.5)

Restructuring, impairment and transaction-related charges	25.9	38.2
	3.1	18.7

Income tax expense at 40% normalized tax rate	1.2	7.5
	1.9	11.2

Equity in earnings of unconsolidated entities	0.2	1.1
Net (earnings) loss attributable to noncontrolling interests	0.1	(0.1)

Adjusted net earnings from continuing operations (Non-GAAP)	$2.2	$12.2

Basic weighted average number of common shares outstanding	46.8	46.8
Plus: effect of dilutive equity incentive instruments (Non-GAAP in 2013)	0.9	0.1
Diluted weighted average number of common shares outstanding (Non-GAAP in 2013)	47.7	46.9

Adjusted Diluted Earnings Per Share From Continuing Operations (Non-GAAP) (1)	$0.05	$0.26

Diluted Earnings (Loss) Per Share From Continuing Operations (GAAP)	$(0.31)	$0.33
Restructuring, impairment and transaction-related charges per share	0.54	0.81
Income tax benefit from condensed consolidated statement of operations per share	(0.18)	(0.72)
Income tax expense at 40% normalized tax rate per share	(0.02)	(0.16)
Allocation to participating securities per share (2)	0.01	—
GAAP to Non-GAAP diluted impact per share	0.01	—
Adjusted Diluted Earnings Per Share From Continuing Operations (Non-GAAP) (1)	$0.05	$0.26
______________________________

(1)
Adjusted Diluted Earnings Per Share excludes: (i) the results of the Canadian discontinued operations, (ii) the gain on disposal of the Canadian discontinued operations, (iii) restructuring, impairment and transaction-related charges and (iv) discrete income tax items.

(2)	Represents the impact of dividends distributed to non-vested stock option holders in accordance with the two-class method of calculating GAAP earnings per share.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow and Adjusted Diluted Earnings Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.